Subsidiaries of The FINOVA Group Inc.
                               (December 16, 1997)

FINOVA Capital Corporation (Delaware)
        Ambre Realty, Inc. (New York)
        BATCL - 1991 - III, Inc. (Delaware)
        Cactus Resort Properties, Inc. (Delaware)
        Commonwealth Avenue Warehouse, Inc. (Florida)
        Desert Communications I, Inc. (Delaware)
                Desert Communications II, Inc. (Delaware)
                Desert Communications III, Inc. (Delaware)
                Desert Communications V, Inc. (Delaware)
                Desert Communications VI, Inc. (Delaware)
                Desert Communications VII, Inc. (Delaware)
        Desert Island Capital Corporation (Delaware)
        Desert Hospitality II, Inc. (Florida)
        FCS 505, Inc. (Delaware)
        FCS 525, Inc. (Delaware)
        FCS 517, Inc. (Delaware)
        FINOVA Acquisition III, Inc. (Delaware)**
        FINOVA Aircraft Investors, LLC@
        FINOVA Aircraft Management, Inc. (Delaware)
        The FINOVA (Canada) Group Inc. (Canada)
                FINOVA (Canada) Capital Corporation (Canada)
        FINOVA Capital Funding, Inc. (Delaware)
        FINOVA Capital Funding, L.P. (Delaware)
        FINOVA Capital Funding (II) Corporation (Delaware)
        FINOVA Capital Limited (United Kingdom)
                Greyfin Services Limited (United Kingdom)
                Greyhound Equipment Finance Limited (United Kingdom)*#
                Greyhound Guaranty Limited (United Kingdom)*
                       Greyhound Credit Limited (United Kingdom)*
                       Greyhound Finance International Limited (United Kingdom)* Greyhound Nominees Limited (United Kingdom)*
                Greyhound Property Investment Limited (United Kingdom)*# Hookgold Limited (United Kingdom)*
                       Secured Advances Limited (United Kingdom)
                Townmead Garages Limited (United Kingdom)*
        FINOVA Fund Investments, Inc. (Delaware)
        FINOVA Fund Investments II, Inc. (Delaware)
        FINOVA Public Finance, Inc. (Delaware)
        FINOVA Portfolio Services, Inc. (Arizona)
        FINOVA Realty Capital Inc. (Delaware)
        FINOVA Technology Finance, Inc. (Delaware)
                Denton Imaging, Inc. (Texas)
                F S & I (UK) Limited (United Kingdom)
                FSI Funding Corp. I (Delaware)
                FSI Funding Corp. II (Delaware)
                Highland Park Medical Imaging, Inc. (Texas)
                Melville Holding Co., Inc. (Delaware)
        Greycas, Inc. (Arizona)
                New Jersey Realty Corporation II (California)
                New York Realty Corporation II (California)
        Greyfin (Nassau) Limited (Bahamas)*
                Greyfin Corporation (Liberia)*
                Greyhound Shipping Corporation (Liberia)
        Greyhound Real Estate Finance Company (Arizona)*
        Greyhound Real Estate Investment BRB Inc. (Arizona)
        Greyhound Real Estate Investment Eight Inc. (Delaware)
        Greyhound Real Estate Investment Eleven Inc. (Delaware)
        Greyhound Real Estate Investment Nine Inc. (Delaware)
        Greyhound Real Estate Investment One Inc. (Arizona)
        Greyhound Real Estate Investment S Inc. (Arizona)
        Greyhound Real Estate Investment Seven Inc. (Delaware)
        Greyhound Real Estate Investment Two Inc. (Arizona)
        Interim Funding Corporation (Arizona)
        Pine Top Insurance Company Limited (United Kingdom)#
        Resort Capital Corporation (Delaware)
        TriContinental Leasing Corporation (Delaware)
        TriContinental Leasing of Puerto Rico, Inc. (Delaware)
        Wisconsin Hotel Operating Corporation (Wisconsin)

*    INACTIVE
**   SHELL CORPORATION
#    IN LIQUIDATION